Exhibit 10.62

FIRST AMENDMENT TO
SECURED PROMISSORY NOTE

THIS FIRST AMENDMENT TO SECURED PROMISSORY NOTE (this “Amendment”), dated as of January 26, 2005, is entered into between David A. Weil (the “Lender”), and NATURADE, INC., a Delaware corporation (the “Borrower”).

RECITALS

A. The Borrower and the Lender have entered into a SECURED PROMISSORY NOTE dated as of May 3, 2004 (the “Loan Agreement”). Capitalized terms used herein have the meanings given to them in the Loan Agreement unless otherwise specified.

B. The Borrower has requested that the Lender amend the payment provisions of the Loan Agreement.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     6. Amendments to Loan Agreement.

a.	Effective January 26, 2005 payments on the Loan Agreement will be amended as follows:

i.	On or before December 31, 2005 Borrower will pay principal of $25,000 plus accrued interest

ii.	Cash interest of 6% will be paid quarterly with the remaining interest is paid in full at termination of Note.

iii.	Accrued interest will be compounded on a quarterly basis.

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.
Naturade, Inc.

/s/Stephen M. Kasprisin
Stephen M. Kasprisin
Chief Operating Officer

David A. Weil

/s/ David A. Weil